                                                                EXHIBIT 10.14(d)

                                                          March 28, 2003


Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

        1. Introduction. This agreement confirms our agreement with you ("BAS") relating to the modification of certain terms of the Forward Issuance Agreement (the "FORWARD ISSUANCE AGREEMENT") dated August 31, 2000, between BAS and Allied Capital Corporation, a Maryland corporation (the "COMPANY"), as amended by the letter agreements between BAS and the Company dated August 29, 2002, September 6, 2002, September 13, 2002, September 20, 2002 and September 27, 2002, respectively, and by the letter agreement between BAS and the Company dated September 30, 2002 (as amended by the letter agreement between BAS and the Company dated December 19, 2002). Each capitalized term not otherwise defined herein shall have the meaning assigned to such term in the Forward Issuance Agreement.

        2. Additional Fee. The payment date of the Additional Fee shall be changed from March 31, 2003 to June 30, 2003.

        3. Underwriting or Placement Commissions. The Company and BAS agree that with respect to any Issuance completed after March 31, 2003 and no later than the Issuance Period End Date, BAS's underwriting or placement discount, commission or fee shall be changed from 3.5% of the aggregate gross proceeds of such Issuance to 2.75% of the aggregate gross proceeds of such Issuance.

        4. No Other Modification. Other than as specifically provided herein, this agreement shall not operate to modify any other terms of the Forward Issuance Agreement. The Forward Issuance Agreement shall remain in full force and effect after the execution of this agreement.

        5. Governing Law. This agreement shall be governed by and construed in accordance with the substantive law of the State of New York.

        6. Counterparts. This agreement may be issued in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm your agreement with the foregoing by signing and returning a copy of this agreement to the undersigned.


                                    Very truly yours,

                                    ALLIED CAPITAL CORPORATION


                                    By: /s/ Kelly A. Anderson
                                        ---------------------
                                    Name:  Kelly A. Anderson
                                    Title: EVP & Treasurer




Accepted and Agreed as of
the date first above written:

BANC OF AMERICA SECURITIES LLC

By: /s/ Derek Dillon
    -----------------
    Name:  Derek Dillon
    Title: Managing Director